Joint Filer Information

Names:
Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P.,  Deerfield Management Company, L.P.,Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P. and Deerfield Private Design Fund III, L.P..

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Proteon Therapeutics, Inc. [PRTO]

Date of Earliest Transaction Required to be Reported:	October 27, 2014

The undersigned, Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P.,  Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P. and  Deerfield Private Design Fund III, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Proteon Therapeutis, Inc.

Signatures:

DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD SPECIAL SITUATIONS FUND, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.
By:  Deerfield Mgmt, L.P., General Partner

By:  J.E. Flynn Capital, LLC, General Partner

By:  /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact